UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Chief Financial Officer and Treasurer

Appointment of Chief Executive Officer and President

On November 14, 2022, the Company announced that the Board of Directors (the “Board”) of the Company appointed Jonathan Batarseh, age 47, as Chief Executive Officer and President of the Company, effective immediately after the filing of the Company’s third quarter 2022 Form 10-Q (the “Start Date”). The appointment is in conjunction with the announcement that Scott Sewell has resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board, effective as of the filing of the Company’s third quarter 2022 Form 10-Q. Mr. Sewell’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices. In addition, on November 14, 2022, the Board appointed Mr. Batarseh to serve as a member of the Board effective on November 15, 2022.

Mr. Batarseh is a licensed Certified Public Accountant (CPA) with more than 20 years of corporate finance and accounting experience in the engineering and construction industries. He joins the Company from Brown & Root Industrial Services, a partnership between KBR (NYSE: KBR) and Bernhard Capital Partners (BCP) providing engineering, procurement, and construction services, where he was CFO for six years, responsible for overseeing all financial management and reporting, treasury, and information technology and services, and where he also served as Vice President in the finance organization of KBR for two years. Previously, Mr. Batarseh served in senior financial leadership roles in various industrial service companies including The Shaw Group, four years, and Atkins, one year, following 10 years at KPMG serving clients in the manufacturing and industrial sectors. Mr. Batarseh received his Bachelor of Science degree in accounting from Louisiana State University and is a member of the Society of Louisiana CPAs and the Tax Executives Institute.

There are no arrangements or understandings between Mr. Batarseh and any other persons, pursuant to which he was appointed to the offices described above and no family relationships among any of the Company’s directors or executive officers and Mr. Batarseh. Additionally, Mr. Batarseh does not have any direct or indirect interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer and Treasurer

On November 14, 2022, the Company announced that the Board appointed Joe Skidmore, age 37, as Chief Financial Officer and Treasurer of the Company, effective on the Start Date. Also, effective as of the Start Date, Mr. Skidmore will serve as the Principal Financial Officer and Principal Accounting Officer of the Company. In connection with his appointment, the Company will enter into its standard indemnification agreement with Mr. Skidmore, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 18, 2018.

Mr. Skidmore is a licensed Certified Public Accountant (CPA). Mr. Skidmore joined the Company in 2018. Having been promoted with increasing responsibility, he served as Corporate Controller for the past two years. Prior to joining the Company, Mr. Skidmore worked at KPMG in audit for close to a decade. He began his career in tax with positions at Yum! Brands and Jones, Nale & Mattingly. Mr. Skidmore earned his Bachelor of Science degree in accounting and finance from University of Louisville.

There are no arrangements or understandings between Mr. Skidmore and any other persons, pursuant to which he was appointed to the offices described above and no family relationships among any of the Company’s directors or executive officers and Mr. Skidmore. Additionally, Mr. Skidmore does not have any direct or indirect interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of Executive Chairman of the Board and Additional Directors

On November 14, 2022, the Board approved an increase in the size of the Board from nine to ten members effective November 15, 2022.

On November 14, 2022, the Board appointed Robert “Bob” Decensi to the Board as a Class I director and as Executive Chairman of the Board, replacing Jack Blossman, Jr., effective on November 15, 2022, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. Mr. Decensi was recently the CEO and Board member of BHI Energy, a utility service company that provides engineering, construction, and maintenance to the power generation and power delivery markets. Prior joining BHI Energy, Mr. Decensi spent 18 years in the utility power generation and power delivery business filling positions in both middle and senior level management. He has worked for several of the largest U.S. blue-chip utilities, including Northeast Utilities, Dominion Energy, Connecticut Light & Power, and Entergy. During his utility tenure, he was part of two major power plant recovery efforts with Northeast Utilities and Entergy. Mr. Decensi served on the Board of Directors for NEI (Nuclear Energy Institute) and has served in several capacities supporting the Institute of Nuclear Power Operations (INPO). He is a graduate of Millersville University of Pennsylvania and attended the University of New Haven Executive MBA Program. Mr. Decensi was nominated to the Board by Bernhard Capital Partners Management LP (“BCP”) pursuant to its rights under the Series B Preferred Stock Purchase Agreement dated as of November 14, 2022, by and among the Company and Charah Preferred Stock Aggregator, LP. Additionally, there are no transactions involving the Company and Mr. Decensi that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his election, Mr. Decensi will be compensated in accordance with the Company’s standard compensation arrangements for the Chairman of the Board. In connection with his appointment, the Company will enter into its standard indemnification agreement with Mr. Decensi, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 18, 2018. In addition to his compensation as Chairman of the Board and connection with his services as Executive Chairman, the Company expects to enter into a compensation agreement with Mr. Decensi. The terms of the compensation agreement are currently being finalized and will be included in a subsequent Current Report on Form 8-K.

On November 14, 2022, L.W. “Bill” Varner, upon the nomination of B. Riley as the B. Riley Nominee under its Investor Rights Agreement, was appointed to the Board, effective on November 14, 2022, as a Class I Director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. Mr. Varner was most recently the CEO and Board member of Select Interior Concepts, a premier installer and nationwide distributor of interior products, leading the company from June 2020 to October 2021 and successfully taking the public company private with a divestiture to Sun Capital Partners. Previously, Mr. Verner was CEO of United Subcontractors, Inc. (USI), the third largest insulation services provider in the United States, from July 2012 to May 2018. During his tenure, he led a transformation of the business through organic growth and strategic M&A that resulted in USI achieving double digit EBITDA margins and an eventual sale of the business, creating significant value for shareholders. From 2004 to 2012, Mr. Varner served as President and CEO of Aquilex Corporation, a leading provider of specialty services to the energy sector. Under his leadership, the company grew revenues by fivefold and achieved record earnings. Prior to joining Aquilex in 2004, Mr. Varner served as President for several global businesses in various equipment/component manufacturing and service industries, orchestrating their growth in new markets through expansion of service and product offerings. He is a graduate of The Citadel in Charleston, South Carolina, and has served on various philanthropic, industry, and community boards. Currently, Mr. Varner serves on the board of directors for Acousti Engineering, Strada Services, and Outdoor Living Supply.

In connection with his appointment, Mr. Varner will be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors. There are no other related party transactions between the Company and Mr. Varner that would require disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, the Company will enter into its standard indemnification agreement with Mr. Varner, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 18, 2018.

In connection with Mr. Sewell’s departure from the Company, the Company entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) with Mr. Sewell. Under the Separation Agreement, Mr. Sewell will (1) be paid a Severance Payment amount of $1,120,000, representing 24 months of annual base salary which will be paid out over 24 months, (2) a lump sum Additional Severance Payment of $560,000 to be paid out on the date of the first regular payroll payment date after the second anniversary of the Separation Date, (3) pro-rata vesting of his then-outstanding restricted stock units, and (4) pro-rata vesting of this then-outstanding performance stock units. The Severance Payment and Additional Severance Payment are subject to tax withholding requirements. Mr. Sewell will also be eligible to receive reimbursement from the Company of monthly premium amounts for COBRA premiums for 18 months following the Separation Date.

The foregoing summary of the material terms of the Separation Agreement is subject to the complete provisions set forth in the Separation Agreement, a copy of which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

On November 14, 2022, the Company issued a press release announcing the above discussed issues. That press release is attached to this report as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company entered into the Term Loan Agreement (the “Term Loan Agreement”) by and among Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company (the “Term Loan Borrower”), as borrower, the Company and Charah, LLC, a Kentucky limited liability company (“Charah, LLC”), as guarantors, and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership, as lender. The Term Loan Agreement provides for a delayed-draw term loan in an aggregate principal amount of $20.0 million. Borrowings under the Term Loan Agreement accrue interest at a percentage per annum equal to 12.0%, with interest payments due on the first business day of each calendar quarter following the effective date of the Term Loan Agreement, and on the maturity date.

On November 8, 2022, the Company elected to draw down $4.0 million of the Term Loan Agreement to fund operating activities. Immediately following this drawdown, $20.0 million of aggregate loans were outstanding and no borrowing capacity remained available under the Term Loan Agreement, representing the Company’s total borrowing capacity under all current long-term financing arrangements at that time. Prior to the drawdown, on October 28, 2022, the parties Amended the Term Loan Agreement to extend the availability date until November 15, 2022.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of such agreement which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 15, 2022. The foregoing summary of the material terms of the Amendment No. 1 to the Term Loan Agreement (“Amendment”) is subject to the complete provisions set forth in the Amendment, a copy of which is filed with this report as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Separation Agreement and General Release of Claims, dated November 14, 2022
10.2	Amendment No. 1 to the Term Loan Agreement, dated October 28, 2022
99.1	Press Release, dated November 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	November 15, 2022	By:	/s/ Steven A. Brehm
		Name:	Steven A. Brehm